SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Delaware Group Equity Funds III
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DELAWARE GROWTH EQUITY FUND
(formerly, Delaware American Services Fund)

September 23, 2010

Dear Shareholder:

As of June 21, 2010, you owned shares of the Delaware Growth Equity Fund.  Recently, we sent you proxy materials for the Fund’s Special Meeting of Shareholders scheduled for September 22, 2010.  The meeting has been adjourned to October 6, 2010 at 11:00 am Eastern Standard Time.  In order to conduct the formal business of the meeting we need sufficient proxy voting participation by shareholders.  As of the date of this letter, your vote has not been received.  Due to the size of your investment, your vote is important to obtaining a quorum for this meeting.

More information regarding this Special Meeting and proposal can be found in the proxy statement.  If you would like another copy of the proxy statement, have any proxy-related questions, or would like to vote your proxy by phone, please call 1-877-864-5057 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

The Board of Trustees has unanimously approved the proposal and recommends that you vote to approve it.

Whichever method you choose to vote, your vote matters and will help the Fund obtain the required number of votes to hold the meeting and avoid additional costs of further solicitation.  Please help the Fund by taking a moment to cast your vote today. Thank you for your participation.

Sincerely,

Patrick P. Coyne
Chairman, President and Chief Executive Officer

1. Vote by Phone with a Live Representative Today! You may cast your vote by calling our toll-free proxy hotline at 1-877-864-5057. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2. Vote by Touch-Tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

3. Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the Web site.

4. Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.  If possible, please utilize one of the above voting options so that your vote will be received BEFORE October 6, 2010.

Delaware Investments, 2005 Market Street ● Philadelphia, PA 19103

Delaware Investments, a member of Macquarie Group, refers to Delaware Management Holdings, Inc. and its subsidiaries. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide.

REG/NOBO

DELAWARE GROWTH EQUITY FUND
(formerly, Delaware American Services Fund)

September 23, 2010

Dear Shareholder:

As of June 21, 2010, you owned shares of the Delaware Growth Equity Fund.  Recently, we sent you proxy materials for the Fund’s Special Meeting of Shareholders scheduled for September 22, 2010.  The meeting has been adjourned to October 6, 2010 at 11:00 am Eastern Standard Time.  In order to conduct the formal business of the meeting we need sufficient proxy voting participation by shareholders.  As of the date of this letter, your vote has not been received.  Due to the size of your investment, your vote is important to obtaining a quorum for this meeting.

More information regarding this Special Meeting and proposal can be found in the proxy statement.  If you would like another copy of the proxy statement, have any proxy-related questions, or would like to vote your proxy by phone, please call 1-877-864-5057 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

The Board of Trustees has unanimously approved the proposal and recommends that you vote to approve it.

Whichever method you choose to vote, your vote matters and will help the Fund obtain the required number of votes to hold the meeting and avoid additional costs of further solicitation.  Please help the Fund by taking a moment to cast your vote today. Thank you for your participation.

Sincerely,

Patrick P. Coyne
Chairman, President and Chief Executive Officer

1. Vote by Touch-Tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy ballot(s).

2. Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy ballot(s) and following the instructions on the Web site.

3.  Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy ballot in the postage-prepaid return envelope provided.  If possible, please utilize one of the above voting options so that your vote will be received BEFORE October 6, 2010.

Delaware Investments, 2005 Market Street ● Philadelphia, PA 19103

Delaware Investments, a member of Macquarie Group, refers to Delaware Management Holdings, Inc. and its subsidiaries. Macquarie Group refers to Macquarie Group Limited and its subsidiaries and affiliates worldwide.

OBO